EXHIBIT 99.1

Summit Midstream Corporation 910 Louisiana Street, Suite 4200 Houston, TX 77002

Summit Midstream Secures Additional Double E Commitments and
Extends Open Season Amid Strong Shipper Demand
Houston, Texas (June 8, 2026) – Summit Midstream Corporation (NYSE: SMC) (“Summit,” “SMC” or the “Company”) today announced continued commercial execution across two of its key growth platforms, the Double E Pipeline in the Permian Basin and its crude oil gathering systems in the Williston Basin.
Highlights
•Executed two new long-term firm transportation agreements totaling 150 MMcf/d, bringing total Double E open season commitments to 250 MMcf/d and total contracted capacity to approximately 1.9 Bcf/d
•Extended Double E open season to June 30, 2026 given significant inbound interest; advanced discussions ongoing with multiple shippers in excess of available expansion capacity
•Expect to FID Double E compression expansion by end of the summer; executed purchase order to secure turbine compressor units to maintain end of 2028 project in-service date
•Executed a new crude gathering agreement in Divide County, North Dakota with more than 40,000-acre area of dedication; 15 new four-mile lateral well connects expected during fourth quarter 2026
Management Commentary
Heath Deneke, President, Chief Executive Officer and Chairman, commented, "We are very pleased with the progress we are making on obtaining commercial commitments to support the previously announced Double E Compression Expansion project and we remain on track to reach a project FID by the end of this summer. To date, we have executed 250 MMcf/d of long-term binding agreements during the open season with multiple Shippers. We have also entered into a firm option agreement to provide an additional 200 MMcf/d of capacity for a certain Shipper. Additionally, we continue to advance discussions with multiple Shippers, which collectively, have expressed interest well in excess of the 800 to 900 MMcf/d of expansion capacity. As a result, we have extended the open season through June 30 while we continue to work on securing additional binding commitments. The remaining available expansion capacity will be awarded on a first-come, first-served basis to Shippers that execute a binding precedent agreement.
"In the Williston, today's announced commercial agreement is another example of Summit capturing growth as development activity in the basin continues to migrate towards our operating footprint in Williams and Divide Counties. With this additional long-term crude gathering agreement, we have now expanded our dedicated acreage footprint by more than 240,000 acres in just the past six months."
Double E Pipeline — Compression Expansion Open Season Update
As part of the ongoing binding open season for Double E’s Compression Expansion project, we have now executed three long-term firm transportation agreements totaling 250 MMcf/d and we have entered into a firm option agreement for an additional 200 MMcf/d of capacity which may be executed by the Shipper this summer. Additionally, we have received an affirmative FID notice on a processing plant expansion from the Shipper on the previously announced 230 MMcf/d firm transportation agreement. With the 250 MMcf/d of new binding agreements entered into thus far during the open season and the affirmative FID on the previously announced 230 MMcf/d firm transportation agreement, Double E’s total contracted firm capacity has increased to approximately 1.9 Bcf/d.
As a result of the ongoing significant level of interest received from prospective Shippers, Double E has extended the binding open season through June 30, 2026. The Company believes the expansion capacity could ultimately be oversubscribed and is awarding available capacity to Shippers that execute binding precedent agreements on a first-come, first-served basis.
Double E’s Compression Expansion project would increase the pipeline’s capacity by approximately 50%, from approximately 1.6 Bcf/d to approximately 2.4 Bcf/d. The Company expects to reach a formal final investment decision by the end of summer 2026. In advance of the FID, Double E has recently executed a purchase order to acquire gas turbine compressors to secure the long lead time equipment necessary for the project and maintain the Company’s end of 2028 targeted in-service date. Additionally, Double E anticipates filing its 7c certificate application with the Federal Energy Regulatory Commission later this year.
Williston Basin — New Crude Oil Gathering Agreement
Summit has executed a new crude oil gathering agreement with a producer in Divide County, North Dakota. The agreement includes a 40,000-acre area of dedication contiguous to Summit’s existing Polar and Divide systems, and the Company expects to connect 15 four-mile lateral wells associated with the agreement by year-end 2026.
This agreement is similar in structure to the new crude oil gathering agreement Summit announced in its fourth quarter 2025 earnings results. Taken together, these agreements reflect increasing operator engagement in the northern and western portions of the Williston Basin, where Summit’s infrastructure is well positioned to service incremental development as activity migrates towards our operating footprint in Williams and Divide counties. Summit remains well positioned to continue to expand its customer base and contracted dedicated acreage position as operators continue to pursue 3- and 4-mile lateral development programs in these areas.
About Summit Midstream Corporation
SMC is a value-driven corporation focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States. SMC provides natural gas, crude oil and produced water gathering, processing and transportation services pursuant to primarily long-term, fee-based agreements with customers and counterparties in five unconventional resource basins: (i) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (ii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iii) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; (iv) the Arkoma Basin, which includes the Woodford and Caney shale formations in Oklahoma; and (v) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMC has an equity method investment in Double E Pipeline, LLC, which provides interstate natural gas transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMC is headquartered in Houston, Texas.
Forward-Looking Statements
This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words "expect," "intend," "plan," "anticipate," "estimate," "believe," "will be," "will continue," "will likely result," and similar expressions, or future conditional verbs such as "may," "will," "should," "would" and "could." In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), repurchases of the Company’s common stock, payment of dividends on any series of stock, ongoing business strategies and possible actions taken by SMC or its subsidiaries are also forward-looking statements. Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management's control) that may cause SMC's actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMC is contained in its 2025 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 16, 2026, as amended and updated from time to time. Any forward-looking statements in this press release are made as of the date of this press release and SMC undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Contact: 832-413-4770, ir@summitmidstream.com
SOURCE: Summit Midstream Corporation